REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees and Shareholders of Ziegler Exchange
Traded Trust:
In planning and performing our audit of the financial
statements
of Ziegler Exchange
Traded Trust (the "Trust"),
including the NYSE Arca Tech 100 ETF as of and for the year
ended October 31, 2008,
in accordance with the standards
of the Public Company Accounting Oversight Board
(United States),we considered the
Trust's internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an opinion on the
effectiveness of the
Trust's internal
control over financial reporting.
Accordingly, we express no such opinion.

The management of the Trust is responsible for
establishing and maintaining effective
internal control over financial
reporting.  In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.  A fund's
internal control over
financial reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting and
the preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles.  A fund's
internal control over financial
reporting includes those policies and procedures
that (1) pertain to
the maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the
assets of the fund;
(2) provide reasonable assurance
that transactions are recorded as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles, and that receipts and
expenditures of the fund are being
made only in accordance with
authorizations of management and
trustees of the fund;
and (3) provide reasonable assurance
regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a fund's
assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial
reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods
are subject to the risk that controls may become
inadequate because of changes in conditions
or that the degree of
compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or
operation of a control does not
allow management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A material
weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of the fund's
annual or interim financial statements will
not be prevented
or detected on a timely basis.
Our consideration of the Trust's internal control
over
financial reporting was
for the limited purpose described in the

first paragraph and would not necessarily disclose
all
deficiencies in internal
control that might be material weaknesses
under standards established by the Public Company
Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Trust's internal control over
financial reporting and its
operation, including controls for
safeguarding securities that we consider to be a
material weakness, as defined
above, as of October 31, 2008.
This report is intended solely for the information
and use of management
and the Board of Trustees of the Ziegler
Exchange Traded Trust and the Securities
and Exchange Commission and is
not intended to be and should not be used by
anyone other than these specified parties.

Milwaukee, WI
December 29, 2008